EXHIBIT H

Pursuant to Rule 13d-1(k) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.

DATE: JULY 5, 2013	By:	/s/ Sam Humphreys

	Name:	Sam Humphreys, as Attorney-in-Fact for:

LONDON BAY CAPITAL, LLC*
LONDON BAY-TSS HOLDING COMPANY, LLC*
LONDON BAY-TSS ACQUISITION COMPANY, LLC*
SELLING SOURCE, LLC*

* A Power of Attorney authorizing Sam Humphreys to act on behalf of this entity is filed as Exhibit G.